UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SYNTAX-BRILLIAN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
     Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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SYNTAX-BRILLIAN CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on March 17, 2006

     A Special Meeting of Stockholders of Syntax-Brillian Corporation, a Delaware corporation, will be held at 10:00 a.m., local time, on Friday, March 17, 2006, at our corporate headquarters located at 1600 North Desert Drive, Tempe, Arizona, for the following purposes:
1.	To approve an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 120,000,000 shares.

2.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.
     The foregoing items of business are more fully described in the proxy statement accompanying this notice.
     Only stockholders of record at the close of business on February 3, 2006 are entitled to notice of and to vote at the meeting.
     All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you previously have returned a proxy.

Sincerely,

Wayne A. Pratt
Secretary

Tempe, Arizona
February 16, 2006

SYNTAX-BRILLIAN CORPORATION
1600 North Desert Drive
Tempe, Arizona 85281

PROXY STATEMENT

VOTING AND OTHER MATTERS
General
     The enclosed proxy is solicited on behalf of Syntax-Brillian Corporation, a Delaware corporation, by our board of directors for use at a Special Meeting of Stockholders to be held at 10:00 a.m. on March 17, 2006, or at any adjournment of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Special Meeting of Stockholders. The meeting will be held at our corporate headquarters located at 1600 North Desert Drive, Tempe, Arizona.
     These proxy solicitation materials were first mailed on or about February 17, 2006 to all stockholders entitled to vote at the meeting.
Record Date and Outstanding Shares
     Stockholders of record at the close of business on February 3, 2006 are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 44,176,062 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.
Quorum; Vote Required; Abstensions and Broker Non-Votes
     The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a majority of the total number of issued and outstanding shares of our common stock is required to approve the amendment to our certificate of incorporation to increase the authorized number of shares of our common stock.
     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A “broker non-vote” occurs if your shares are held in street name and you do not provide instructions to your broker on how to vote on the proposal, and the broker does not otherwise have discretionary authority to vote your shares.
Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “FOR” approval of the amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 120,000,000 shares.
     If the shares you own are held in “street name” by a bank or brokerage firm, your bank or broker, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or broker provides you. Even if you do not give your broker instructions as to how to vote on the proposal described in this proxy statement, your broker may be entitled to use its discretion in voting your shares in accordance with industry practice.

Revocability of Proxies
     Stockholders may revoke their proxies at any time prior to use by delivering to our Secretary at our principal executive offices, 1600 North Desert Drive, Tempe, Arizona 85281, a signed notice of revocation or later-dated signed proxy, or by attending the special meeting in person and revoking the proxy by signing a notice or revocation. Attendance at the special meeting does not in itself constitute the revocation of the proxy. Stockholders that have instructed their broker to vote their shares must follow their broker’s directions in order to change those instructions. You may also attend the special meeting in person instead of submitting a proxy.
Solicitation
     We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
     The following table sets forth certain information regarding the shares of our outstanding common stock beneficially owned as of December 31, 2005 by (1) each director, (2) each executive officer, (3) all of our directors and executive officers as a group, and (4) each other person who is known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner (1)	Number (2)	Percent (2)

Directors and Executive Officers:
Vincent F. Sollitto, Jr. (3)	386,468	*
James Li (4)	1,255,541	2.9%
Thomas Chow (5)	4,183,703	9.6%
Michael Chan (6)	2,034,180	4.7%
David P. Chavoustie (7)	39,234	*
John S. Hodgson (8)	46,045	*
Yasushi Chikagami (9)	35,758	*
Shih-Jye Cheng (10)	5,000	*
Max Fang (11)	5,000	*
Christopher C.L. Liu (12)	3,206,033	7.3%
Robert L. Melcher (13)	83,829	*
Wayne A. Pratt (14)	118,046	*
William T. Fox (15)	76,171	*

All directors and executive officers as a group (13 persons)	11,475,010	25.6%

Non-Management 5% Stockholders:
Enable Growth Partners LP (16)	2,393,069	5.5%
Tony Tzu Ping Ho (17)	5,726,216	13.1%
Lily Lau	3,457,199	7.9%
Taiwan Kolin Co. Ltd. and affiliates (18)	3,129,138	7.2%

*	Less than 1% of the outstanding shares of common stock.

(1)	Each person named in the table has sole voting and dispositive power with respect to all common stock beneficially owned by him, her, or it, subject to applicable community property law, except as otherwise indicated. Except as otherwise

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indicated, each person may be reached c/o Syntax-Brillian Corporation at 1600 North Desert Drive, Tempe, Arizona 85281.

(2)	Includes, when applicable, shares owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control, or power of disposition. Also includes shares of common stock that the identified person had the right to acquire within 60 days of December 31, 2005. In calculating the percentage of ownership, all shares of common stock which the identified person had right to acquire within 60 days of December 31, 2005 are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person.

(3)	Includes 375,000 shares of common stock issuable upon exercise of vested stock options.

(4)	Includes 92,889 shares of common stock issuable upon exercise of vested stock options.

(5)	Includes 92,889 shares of common stock issuable upon exercise of vested stock options.

(6)	Includes 92,889 shares of common stock issuable upon exercise of vested stock options and 1,445,626 shares held by Daphne Ng Chan, spouse of Mr. Chan.

(7)	Includes 39,234 shares of common stock issuable upon exercise of vested stock options.

(8)	Includes 46,054 shares of common stock issuable upon exercise of vested stock options.

(9)	Represents 35,758 shares of common stock issuable upon exercise of vested stock options.

(10)	Represents 5,000 shares of common stock issuable upon exercise of vested stock options.

(11)	Represents 5,000 shares of common stock issuable upon exercise of vested stock options.

(12)	Represents 76,895 shares of common stock issuable upon exercise of vested stock options and 3,129,138 shares of common stock held by Taiwan Kolin Co. Ltd. and its affiliates. Mr. Liu is a president and director of Taiwan Kolin Co. Ltd. and may be deemed to be the beneficial owner of the shares of common stock held by Taiwan Kolin Co. Ltd.

(13)	Includes 72,292 shares of common stock issuable upon exercise of vested stock options.

(14)	Includes 110,000 shares of common stock issuable upon exercise of vested stock options.

(15)	Represents 75,000 shares of common stock issuable upon exercise of vested stock options.

(16)	Includes (a) 1,049,962 shares of common stock issuable upon conversion of convertible promissory notes, (b) 320,000 shares of common stock issuable upon conversion of convertible preferred stock, and (c) 987,529 shares of common stock issuable upon exercise of warrants that are currently exercisable. Mitch Levine, Managing Partner of Enable Growth Partners LP, has sole voting and dispositive power over all such shares. The address of Enable Growth Partners LP is One Ferry Building, Suite 255, San Francisco, CA 94111.

(17)	Includes 92,889 shares of common stock issuable upon exercise of vested stock options and 1,465,618 shares held by Mr. Ho’s spouse.

(18)	Includes 1,091,909 shares held by Tai Lin Int’l Holding Ltd., a subsidiary of Taiwan Kolin Co. Ltd., over which Taiwan Kolin Co. Ltd. has voting and dispositive power. The address of Taiwan Kolin Co. Ltd. is 86 Sec. 1, Chung-Ching S. Road, Taipei, Taiwan.

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PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
     Our board of directors has approved a proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 120,000,000 shares.
     Our certificate of incorporation currently authorizes us to issue 60,000,000 shares of common stock and 10,000,000 shares of serial preferred stock. Of the 10,000,000 shares of serial preferred stock, (i) 250,000 shares have been designated as Series A Junior Participating Preferred Stock and (ii) 3,400,000 shares have been designated as 6% Redeemable Convertible Preferred Stock. We are not amending our certificate of incorporation with respect to our preferred stock at this time, and the proposed amendment will not affect our ability to issue serial preferred stock. Our board of directors is authorized to issue the serial preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions, including dividend rights, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, liquidation preferences, and the number of shares constituting any series or the designation of such series, without any further vote or action by our stockholders.
     Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. Under our certificate of incorporation, holders of our common stock do not have preemptive rights.
     The text of Article IV, Section 4.1, the section of the certificate of incorporation as proposed to be amended, is included as Appendix A to this proxy statement. If approved by our stockholders, the proposed amendment will become effective upon the filing of the amendment to the certificate of incorporation with the Secretary of State of Delaware, which will occur as soon as reasonably practicable following approval by our stockholders.
Reasons for and Effect of the Amendment
     Our board of directors believes that it is in our company’s best interests to increase the number of authorized shares of common stock for several reasons. The board of directors believes that the availability of such additional shares will provide our company with the flexibility to issue common stock for a variety of business purposes that may arise, such as a sale of stock to obtain additional capital, the declaration of stock dividends or distributions, the issuance of stock in acquisitions or in connection with strategic transactions, and other proper corporate purposes that may be identified in the future by our board of directors.
     The issuance of additional shares of common stock, other than through a stock split in the form of a stock dividend, may have a dilutive effect on earnings per share and, for persons that do not purchase additional shares to maintain their pro rata interest in our company, on such stockholders’ percentage voting power.
     The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as our board of directors may deem advisable, without further action by our stockholders, except as may be required by applicable law or by the rules of the Nasdaq National Market.
     While we have no other arrangements, agreements, understandings, or plans at the present time for the issuance or use of the additional shares of common stock proposed to be authorized, the board of directors anticipates that the company may issue additional shares of common stock in one or more capital raising transactions in the next six months. The board of directors does not intend to issue any common stock except on terms that the board of directors deems to be in the best interests of our company and its then-existing stockholders. Any future issuance of common stock will be subject to the rights of holders of outstanding shares of our 6% redeemable convertible preferred stock and any other preferred stock that our company may issue in the future.
     If the proposal to amend our certificate of incorporation is delayed or our stockholders do not approve it, we may find it necessary to convene a special meeting of stockholders in the event we wish to consummate a transaction in which the number of shares of common stock that would be issued in the transaction, together with all other new issuances of our common stock after the record date for the special meeting, would exceed 60,000,000 shares. This special meeting could potentially increase the costs of a future transaction and the additional time necessary to prepare for and hold a special meeting could serve as a disincentive for third parties otherwise

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interested in making an investment in or entering into a transaction with us. In deciding whether to issue additional shares of common stock, our board of directors will carefully consider the effect of the issuance on our operating results and our then-existing stockholders.
     No rights of appraisal or similar rights of dissenters exist with respect to this matter.
Potential Anti-Takeover Effect of the Proposed Amendment
     Although we have no present intention to issue shares of common stock in the future in order to make acquisition of control of our company more difficult, future issuances of common stock, with the exception of stock splits effected as dividends, or preferred stock could have that effect. For example, the acquisition of shares of our common stock by an entity in order to acquire control of our company might be discouraged through the public or private issuance of additional shares of common stock, since such issuance would dilute the stock ownership of the acquiring entity. Common stock could also be issued to existing stockholders as a dividend or privately placed with purchasers that might side with the board of directors in opposing a takeover bid, thus discouraging such a bid. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of our company without further action by our stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. Certain provisions of Delaware law relating to business combinations with interested stockholders also may create a potential restraint on takeovers or other changes in control of our company.
     Our board of directors did not propose this amendment for the purpose of discouraging mergers, tender offers, proxy contests, or other changes in control of our company and we are not aware of any specific effort to accumulate our common stock or obtain control of our company by means of a merger, tender offer, solicitation, or otherwise.
Required Vote and Recommendation of the Board of Directors
     Approval of the proposed amendment to our certificate of incorporation requires the affirmative vote of the holders of a majority of the total number of issued and outstanding shares of our common stock. Upon approval by our stockholders, the proposed amendment will become effective upon filing of a certificate of amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable following approval by our stockholders. In the event that the proposed amendment is not approved by our stockholders at the meeting, the current certificate of incorporation will remain in effect.
     The board of directors recommends a vote “FOR” the proposed amendment to our certificate of incorporation.
OTHER MATTERS
     We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.
Dated: February 16, 2006

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APPENDIX A
PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
OF SYNTAX-BRILLIAN CORPORATION
ARTICLE IV
     Section 4.1    The Corporation shall be authorized to issue 130,000,000 shares of capital stock, of which 120,000,000 shares shall be shares of Common Stock, $0.001 par value (“Common Stock”), and 10,000,000 shares shall be shares of Preferred Stock, $0.001 par value (“Preferred Stock”).

A-1

SYNTAX-BRILLIAN CORPORATION
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 17, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder(s) of SYNTAX-BRILLIAN CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement of the Company, each dated February 16, 2006, and hereby appoints Vincent F. Sollitto, Jr. and Wayne A. Pratt, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company, to be held on Friday, March 17, 2006, at 10:00 a.m., local time, at the Company’s corporate headquarters located at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000 SHARES, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
(PLEASE SIGN THIS CARD ON THE REVERSE SIDE.)

Address Change

SYNTAX-BRILLIAN CORPORATION
P.O. BOX 11125
NEW YORK, NY 10203-0125

To include any comments, please mark this box.	☐
â  DETACH PROXY CARD HERE  â
Please Sign, Date and Return Promptly in the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.

1.	PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000 SHARES	☐ FOR	☐ AGAINST	☐ ABSTAIN
The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Signature of Stockholder	To change your address, please mark this box.	☐

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.